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================================================================================
                                                                     Exhibit 2.3

Thursday March 1, 7:05 am Eastern Time

Press Release

Argosy Education Group Completes Three Acquisitions

Company Also Restates Earnings for FY 2000 and 1Q01

CHICAGO--(BUSINESS WIRE)--Mar. 1, 2001--Argosy Education Group, Inc. (Nasdaq:
ARGY - news), the nation's largest for-profit provider of doctoral level programs, said today that it has completed the previously-announced acquisition of Western State University College of Law in Fullerton, California and has exercised its option to purchase John Marshall Law School, which the company has managed on a contract basis since August 1999. The company also announced it has acquired The Connecting Link (TCL), a privately held provider of continuing professional education for grade K-12 teachers. Terms of the transactions were not disclosed.

Argosy also said it will restate its financial statements for the year ended August 31, 2000, as well as its financial statements for each quarter of fiscal 2000 and the first quarter of fiscal 2001, on the advice of Arthur Andersen LLP, its independent auditors.

The restatements primarily involve adjustments to reduce the carrying value of Argosy's advances to John Marshall, and to treat them as equity investments, retroactive to the initial date of Argosy's management agreement with John Marshall. The first quarter fiscal 2001 also includes an adjustment to eliminate a tax benefit associated with the charge recorded for the Leeds warrant.

The restatement will reduce fiscal 2000 net income from continuing operations to $1.7 million, or 25 cents per share, from the originally reported $3.1 million, or 48 cents per share. First quarter 2001 net income from continuing operations will be restated to $0.5 million, or 8 cents per share, versus the originally reported $0.9 million, or 14 cents per share. A summary of the effects of the restatements is attached.

As soon as practical, Argosy expects to file with the Securities and Exchange Commission an amended Form 10-K for the year ended August 31, 2000, which will include the restated results for fiscal 2000; an amended Form 10-Q for the first quarter of fiscal 2001, which will include restated results for the quarters ended November 30, 2000 and November 30, 1999; and amended Form 10-Q's with restated amounts for the second and third quarters ended February 29, 2000 and May 31, 2000, respectively.

"The Western State and John Marshall acquisitions give Argosy a strong foothold in the field of legal education," said Michael C. Markovitz, chairman and chief executive officer. "TCL will broaden Argosy's reach in teacher education, as the student population it serves and its approach to education complement our existing activities through the University of Sarasota (UoS). These are important areas of opportunity for Argosy as we complete our transition to a national university structure."
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TCL currently offers its programs to thousands of educators in six states.
Courses are offered in collaboration with local universities, which grant academic credit usable towards a master's degree in education.

"The acquisition will allow us to offer TCL courses through UoS, and also enable us to bring the advanced programs and degrees of UoS to a wider educator audience," Markovitz said. "TCL is also highly scalable, and we intend to broaden its geographic scope."

Western State University College of Law is the oldest and most successful law school in Orange County, California, with an enrollment of 501 students in both full and part-time programs. Since its founding in 1966, the school has graduated more than 10,000 students. Approximately 25 percent of the lawyers practicing in Orange County and 15 percent of those practicing in the Inland Empire and the Long Beach area are Western State University graduates. The college is accredited by the Western Association of Schools and Colleges and provisionally approved by the American Bar Association. It will continue to operate under its current name and management.

John Marshall serves primarily a working adult student population and is one of only two law schools in the state of Georgia that offers part-time evening study programs. Founded in 1933, John Marshall is approved by the Supreme Court of Georgia and is pursuing accreditation by the American Bar Association.

Argosy will host a conference call with financial analysts on Friday, March 2, 2001 at 10:00 a.m. (Central Time) to discuss the three acquisitions and restated earnings. Interested parties can listen to the conference call live through the Internet at www.argosyeducation.com or www.vcall.com, or by calling (719) 457-2664. Following the conference call, a rebroadcast will be available for 90 days at www.vcall.com, or for seven days by calling (719) 457-0820 and citing confirmation code 603479.

Argosy Education Group, Inc. owns and operates seven school groups - the American Schools of Professional Psychology, the University of Sarasota, Medical Institute of Minnesota, PrimeTech Institute, Western State University College of Law, John Marshall Law School/Atlanta and The Connecting Link - which together have 19 campuses in nine states and Ontario, Canada. Total student enrollment is approximately 6,850. Programs offered by Argosy's schools include doctoral and master's degrees in psychology, education, business and law; bachelor's degrees in business; associate degrees in allied health professions; and diplomas in information technology. In addition, Argosy's Ventura Group is a leading provider of preparatory courses and materials for licensure examinations in psychology, counseling and related fields.

The forward-looking statements contained in this release are based on various assumptions, and certain risks and uncertainties could cause actual results to differ materially from those stated. Factors that could cause such differences include those matters disclosed in the company's filings with the Securities and Exchange Commission. Argosy Education Group assumes no obligation to update its forward-looking statements.
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                          ARGOSY EDUCATION GROUP, INC
                 Summary Consolidated Statements of Operations
       For the year ended August 31, 2000 and for the three months ended
                               November 30, 2000
                 (Dollars in thousands, except per share data)

                                             For the year ended August 31, 2000
                                                        (Unaudited)
                                            ------------------------------------
                                              As Previously
                                                 Reported         As Restated
                                            ------------------  ----------------
Net Revenue                                           $44,171           $44,058
                                                      -------           -------
Operating expenses:
    Cost of education                                  20,746            20,746
    Selling expenses                                    3,837             3,837
    General and administrative expenses                14,713            15,107
                                                      -------           -------

       Total operating expenses                        39,296            39,690
                                                      -------           -------
       Income from operations                           4,875             4,368
                                                      -------           -------
Other income (expense):
    Losses attributable to John
       Marshall                                            --            (1,925)
    Interest income                                       854               854
    Interest expense                                     (300)             (300)
    Other expense                                         (73)              (73)
                                                      -------           -------
       Total other income (expense), net                  481            (1,444)
                                                      -------           -------

       Income before provision for
        income taxes                                    5,356             2,924

Income taxes                                            2,236             1,263
                                                      -------           -------
Net income                                            $ 3,120           $ 1,661
                                                      =======           =======
Earnings per share
   Basic                                              $  0.48           $  0.25
                                                      =======           =======
   Weighted average shares
    outstanding - Basic                                 6,529             6,529
                                                      =======           =======
   Diluted                                              $0.48           $  0.25
                                                      =======           =======
   Weighted average shares
    outstanding - Diluted                               6,530             6,530
                                                      =======           =======


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                          ARGOSY EDUCATION GROUP, INC
                 Summary Consolidated Statements of Operations
       For the year ended August 31, 2000 and for the three months ended
                               November 30, 2000
                 (Dollars in thousands, except per share data)


                                             For the three months ended
                                                 November 30, 2000
                                                    (Unaudited)
                                            -----------------------------
                                             As Previously
                                                Reported      As Restated
                                            ----------------  -----------

Net Revenue                                         $13,270      $13,304
                                                    -------      -------
Operating expenses:
    Cost of education                                 5,822        5,822
    Selling expenses                                  1,477        1,477
    General and administrative
       expenses                                       4,669        4,690
                                                    -------      -------
       Total operating expenses                      11,968       11,989
                                                    -------      -------
       Income from operations                         1,302        1,315
                                                    -------      -------
Other income (expense):
    Losses attributable to John
       Marshall                                          --         (295)
    Interest income                                     225          225
    Interest expense                                    (75)         (75)
    Other expense                                         4            4
                                                    -------      -------
       Total other income (expense), net                154         (141)
                                                    -------      -------

       Income before provision for
        income taxes                                  1,456        1,174

Income taxes                                            575          634
                                                    -------      -------
Net income                                          $   881      $   540
                                                    =======      =======
Earnings per share
   Basic                                            $  0.14      $  0.08
                                                    =======      =======
   Weighted average shares
    outstanding - Basic                               6,478        6,478
                                                    =======      =======
   Diluted                                          $  0.14      $  0.08
                                                    =======      =======
   Weighted average shares
    outstanding - Diluted                             6,484        6,484
                                                    =======      =======